UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(Rule 14c-101)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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John Hancock Funds II

(Name of Registrant as Specified in Its Charter)

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John Hancock Investments 601 Congress Street Boston, MA 02210-2805

The following notice provides important information about the recent change in the management of your fund.

If you have any questions, please contact your financial advisor or call John Hancock Investments at
800-225-5291, Monday through Friday, 8:00 A.M. to 7:00 P.M., Eastern time.

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

Relating to

FLOATING RATE INCOME FUND

a series of John Hancock Funds II

601 Congress Street

Boston, Massachusetts 02210

Telephone: 800-225-5291

This communication (the “Notice”) presents only an overview of a more complete Information Statement that is available to you on the Internet relating to Floating Rate Income Fund (the “Fund”), a series of John Hancock Funds II (the “Trust” or “JHF II”). We encourage you to access and review all of the important information contained in the Information Statement.

The Information Statement details a subadvisor change relating to the Fund that took effect as of the close of business on August 29, 2018. At its in-person meeting held on June 19-21, 2018, pursuant to the recommendation of John Hancock Advisers, LLC (the “Advisor”), the Board of Trustees of the Trust (the “Board”) approved a new subadvisory agreement appointing BCSF Advisors, LP (referred to as “Bain Capital Credit”) as subadvisor to the Fund. At the same time, the Board approved the termination of Western Asset Management Company as subadvisor to the Fund.

The appointment of Bain Capital Credit as subadvisor to the Fund was effected in accordance with an exemptive order (the “Order”) that the U.S. Securities and Exchange Commission granted to the Trust permitting the Advisor to enter into and materially amend subadvisory agreements with unaffiliated subadvisors solely with Board approval, subject to certain conditions, and without obtaining shareholder approval. Consequently, the Trust is not soliciting proxies to approve this change. The Order does, however, require that an Information Statement be provided to you containing much of the same information that would have been included in a proxy statement soliciting approval of the new subadvisory agreement with Bain Capital Credit.

In lieu of physical delivery of the Information Statement (other than on request as described below), JHF II has made the Information Statement available to you online at

http://www.jhinvestments.com/content/dam/JHINV//MutualFunds/Documents/ProxyInformation/InformationStatements/floating-rate-income-information-statement-jhi.pdf until 90 days from the date this Notice is first sent to shareholders. A paper or email copy of the Information Statement may be obtained, without charge, by contacting 800-225-5291 no later than 90 days from the date this Notice is first sent to shareholders.

If you want to receive a paper or email copy of the Information Statement free of charge, you must request one no later than 90 days from the date this Notice is first sent to shareholders.

Shareholders sharing the same address. As permitted by law, only one copy of this Notice may be delivered to shareholders residing at the same address, unless such shareholders have notified the Trust of their desire to receive multiple copies of the shareholder reports and other materials that the Trust sends. If you would like to receive an additional copy, contact the Trust by writing to the Trust’s address, or by calling the telephone number shown above. The Trust will then promptly deliver, upon request, a separate copy of this Notice to any shareholder residing at an address to which only one copy was mailed. Shareholders wishing to receive separate copies of the Trust’s shareholder reports and other materials in the future, and shareholders sharing an address that wish to receive a single copy if they are receiving multiple copies, should also send a request as indicated.

October 15, 2018

JOHN HANCOCK FUNDS II
601 Congress Street
Boston, Massachusetts 02210-2805

October 15, 2018

Dear Shareholders:

Enclosed is the Information Statement of John Hancock Funds II (“JHF II”) regarding a new subadvisory agreement with BCSF Advisors, LP (“Bain Capital Credit”) for Floating Rate Income Fund (the “Fund”). Bain Capital Credit succeeded Western Asset Management Company (“WAMCO”) as subadvisor to the Fund, effective immediately after the close of business on August 29, 2018 (the “Transition Date”). As with the subadvisory agreement with WAMCO, pursuant to the new subadvisory agreement, Bain Capital Credit manages the Fund’s investments and determines the composition of the assets of the Fund.

The Board of Trustees of JHF II approved the new subadvisory agreement with Bain Capital Credit. The new subadvisory agreement with Bain Capital Credit is not expected to result in any reduction in the level or quality of subadvisory services provided to the Fund. The advisory fees have decreased in connection with the new subadvisory arrangement with Bain Capital Credit and changes have been made to the Fund’s advisory and subadvisory fee breakpoints. The subadvisory fee is paid by the Fund’s investment advisor and not by the Fund. Because the Fund’s subadvisory fees are paid by the Fund’s investment advisor and not by the Fund, the decrease in the Fund’s advisory fees is a result of the advisory agreement amendment and not a direct result of the Bain agreement. Please see below for further information.

Please note that JHF II is not required to obtain shareholder approval in connection with this subadvisor change. We Are Not Asking You for a Proxy and You are Requested Not To Send Us a Proxy, with respect to this subadvisor change. The enclosed Information Statement provides information about the new subadvisory agreement and Bain Capital Credit.

If you have any questions regarding the Information Statement, please contact a John Hancock Funds Customer Service Representative at 800-225-5291.

Sincerely,

/s/ Mara C. S. Moldwin
Mara C. S. Moldwin
Assistant Secretary
John Hancock Funds II

JOHN HANCOCK FUNDS II
601 Congress Street
Boston, Massachusetts 02210-2805

_______________

INFORMATION STATEMENT

NEW SUBADVISORY AGREEMENT
FOR FLOATING RATE INCOME FUND

_______________

INTRODUCTION

This Information Statement details a recent subadvisor change relating to Floating Rate Income Fund (the “Fund”), a series of John Hancock Funds II (“JHF II” or the “Trust”). At its in-person meeting held on June 19-21, 2018, the Board of Trustees of the Trust (the “Board” or “Trustees”), including all the Trustees who are not “interested persons” (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)) of the Trust, its investment advisor or Bain Capital Credit, the new subadvisor (the “Independent Trustees”), unanimously approved a new subadvisory agreement appointing BCSF Advisors, LP (also referred to as “Bain Capital Credit”), to serve as the new subadvisor to the Fund (the “Bain Capital Credit Subadvisory Agreement”). At the same time, the Board approved the termination of Western Asset Management Company (“WAMCO”) as subadvisor to the Fund. These changes became effective at the close of business on August 29, 2018. This Information Statement is being delivered to shareholders on or about October 15, 2018. A discussion of the Board’s determination to appoint Bain Capital Credit as the Fund’s subadvisor is provided in the “Board Consideration of Bain Capital Credit Subadvisory Agreement” section below.

JHF II. JHF II is an open-end management investment company, commonly known as a mutual fund, registered under the 1940 Act. The shares of JHF II are divided into separate series or funds, including the Fund.

Investment Management and Administration. John Hancock Advisers, LLC (“JHA” or the “Advisor”) is the Fund’s investment advisor. Pursuant to an investment advisory agreement with JHF II (the “Advisory Agreement”), the Advisor is responsible for, among other things, administering the business and affairs of JHF II and selecting, contracting with, compensating and monitoring the performance of the investment subadvisor that manages the investment of the assets of the Fund or provides other subadvisory services pursuant to a subadvisory agreement with the Advisor. The Advisor is registered as an investment advisor under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). In addition, JHA serves as the Fund’s administrator pursuant to a separate Service Agreement.

The Distributor. John Hancock Funds, LLC (the “Distributor”) serves as JHF II’s distributor.

The offices of JHA and the Distributor are located at 601 Congress Street, Boston, Massachusetts 02210. Their ultimate parent entity is Manulife Financial Corporation (“MFC”), a publicly traded company based in Toronto, Canada. MFC and its subsidiaries operate as “Manulife Financial” in Canada and Asia and primarily as “John Hancock” in the United States.

Pursuant to an exemptive order (the “Order”) received from the Securities and Exchange Commission (“SEC”), the Advisor is permitted to appoint a new subadvisor for a fund or change the terms of an existing subadvisory agreement (including subadvisory fees) solely with Board approval, subject to certain conditions, and without obtaining shareholder approval, provided that the subadvisor is not an affiliate of the Advisor. Because the Bain Capital Credit Subadvisory Agreement described in this Information Statement does not involve a subadvisor that is affiliated with the Advisor, pursuant to the Order, JHF II is not required to obtain shareholder approval in connection with this subadvisor change. We are not asking you for a proxy and you are requested not to send us a proxy with respect to this subadvisor change.

Annual and Semiannual Reports. JHF II will furnish, without charge, a copy of its most recent annual report and semiannual report to any shareholder upon request. To obtain a report, please contact a John Hancock Funds Customer Service Representative at 800-225-5291.

NEW SUBADVISORY AGREEMENT
FOR FLOATING RATE INCOME FUND

As described in more detail in the introduction, at its in-person meeting held on June 19-21, 2018, the Board approved the Bain Capital Credit Subadvisory Agreement appointing Bain Capital Credit as subadvisor for the Fund, replacing the Fund’s former subadvisor, WAMCO.

As with the subadvisory agreement with WAMCO, pursuant to the Bain Capital Credit Subadvisory Agreement, and as more fully described below, Bain Capital Credit manages the Fund’s investments and determines the composition of the assets of the Fund. The Bain Capital Credit Subadvisory Agreement is not expected to result in any reduction in the level or quality of subadvisory services provided to the Fund. The advisory and subadvisory fees have decreased in connection with the Bain Capital Credit Subadvisory Agreement. The subadvisory fee is paid by the Advisor, and not by the Fund. In connection with the appointment of Bain Capital Credit, the advisory fee rates and subadvisory fee rates were revised, as discussed below. The Bain Capital Credit Subadvisory Agreement is dated August 29, 2018 and was approved by the Board (including a majority of the Independent Trustees) at its in-person Board meeting held on June 19-21, 2018. The subadvisory agreement with WAMCO, dated January 1, 2014 (the “WAMCO Subadvisory Agreement”), was most recently approved by the Board (including a majority of the Independent Trustees) at its in-person Board meeting held on June 19-21, 2018 in connection with its annual review and continuance of such agreements, and in order to allow adequate time for an orderly transition of the Fund’s assets from WAMCO to Bain Capital Credit as subadvisor.

The expenses of the preparation and mailing of this Information Statement are being paid by the Fund.

BCSF Advisors, LP (also referred to as “Bain Capital Credit”)

BCSF Advisors, LP is a limited partnership organized under the laws of the State of Delaware that is registered as an investment advisor under the Advisers Act. The principal offices of Bain Capital Credit are located at 200 Clarendon Street, Boston, MA 02116.

Bain Capital Credit Subadvisory Agreement

The principal responsibilities of Bain Capital Credit under the Bain Capital Credit Subadvisory Agreement and of WAMCO under the WAMCO Subadvisory Agreement are substantially similar. The subadvisor manages the day-to-day investment and reinvestment of the assets of the Fund, subject to the supervision of the Board and the Advisor, and formulates a continuous investment program for the Fund consistent with the Fund’s investment objective and policies. The subadvisor implements such program by purchases and sales of securities and regularly reports thereon to the Board and the Advisor. Certain terms of the agreements, including certain differences between the agreements, are described below.

Subadvisor Compensation. As compensation for its services under the Bain Capital Credit Subadvisory Agreement and the WAMCO Subadvisory Agreement, Bain Capital Credit is paid, and WAMCO was formerly paid, a subadvisory fee with respect to the Fund. Subadvisory fees are calculated and accrued daily based upon the Fund’s net assets, and the sum of the daily fee accruals is paid monthly in arrears. Pursuant to both the Bain Capital Credit Subadvisory Agreement and the WAMCO Subadvisory Agreement, the subadvisory fee accrued each calendar day is calculated by applying the annual percentage rates (including breakpoints) to the net assets of the Fund and dividing by 365 (366 in a leap year). Subadvisory fees are paid by the Advisor, not by the Fund. The advisory fees have decreased in connection with the Bain Capital Credit Subadvisory Agreement and changes have been made to the Fund’s advisory and subadvisory fee breakpoints.

Changes in the Fund’s Benchmark, Advisory Fee and Subadvisory Fee

In connection with approving the Bain Capital Credit Subadvisory Agreement for the Fund, the Board noted that there would be no changes to the Fund’s investment objective, fundamental investment policies, or non-fundamental investment policies. The Fund’s investment objective is to seek a high level of current income. The Fund’s fundamental investment policy is to invest at least 80% of its net assets (plus any borrowings for investment purposes) in floating-rate loans, which often include debt securities of domestic and foreign issuers that are rated below investment grade (rated below Baa by a nationally recognized statistical rating organization such as Moody’s

Investors Service, Inc. or BBB by Standard and Poor’s Ratings Services), at the time of purchase, or are of comparable quality, as determined by the manager, and other floating-rate securities. Bonds that are rated at or below BB by Standard and Poor’s Ratings Services or Ba by Moody’s Investors Service, Inc. are considered junk bonds. Similar to WAMCO’s management of the Fund, Bain Capital Credit seeks a high level of current income, however, Bain Capital Credit employs a conservative/defensive investment philosophy that is also focused on preserving capital.

Also in connection with the appointment of Bain Capital Credit, the Board approved a change to the Fund’s benchmark from the S&P/LSTA Performing Loan Index to the S&P/LSTA Leveraged Loan Index, which is better aligned with the Fund’s investments under Bain Capital Credit’s management.

Also in connection with the appointment of Bain Capital Credit, the Board approved a lowering of the advisory fee as well as changes to the Fund’s advisory fee breakpoints, effective as of the Transition Date, as shown in the comparison table below. The management fee is stated as an annual percentage of the aggregate net assets of the Fund (together with the assets of any other applicable fund identified in the advisory agreement) determined in accordance with the following schedule, and that rate is applied to the average daily net assets of the Fund.

Current Advisory Fee Schedule		Former Advisory Fee Schedule
Average daily net assets	Annual rate	Average daily net assets	Annual rate
First $1.1 billion	0.680%	First $1.1 billion	0.700%
Next $1.9 billion	0.630%	Next $0.9 billion	0.675%
Next $1.5 billion	0.605%	Next $1.5 billion	0.650%
Next $1.5 billion	0.590%	Excess over $3.5 billion	0.600%
Excess over $6 billion	0.570%

The Board also approved changes to the Fund’s subadvisory fee breakpoints, effective as of the Transition Date. The changes to the subadvisory fees and breakpoints result in subadvisory fee rates that are equal to or lower than the subadvisory fee rates under the prior agreement.

For additional information about the Fund’s investment objective, investment policies, and advisory fee rates, refer to the Fund’s prospectus that was filed with the SEC on August 29, 2018.

============

Board Consideration of Bain Capital Credit Subadvisory Agreement

At its in-person meeting held on June 19-21, 2018, the Board, including the Independent Trustees, approved the Bain Capital Credit Subadvisory Agreement between the Advisor and Bain Capital Credit with respect to the Fund.

In considering the Bain Capital Credit Subadvisory Agreement, the Board received in advance of the meeting a variety of materials relating to the Fund and Bain Capital Credit including comparative performance, fee and expense information of Bain Capital Credit and WAMCO; performance information for relevant indices; and other pertinent information, such as comparative performance information for comparably managed accounts, as applicable; and other information provided by Bain Capital Credit regarding the nature, extent and quality of services to be provided by Bain Capital Credit under the Bain Capital Credit Subadvisory Agreement. The Board also took into account discussions with management and information provided to the Board with respect to the services to be provided by Bain Capital Credit to the Fund. The Board also received an in-person presentation from Bain Capital Credit regarding its firm and the proposed strategy for the Fund, during which the Board had the opportunity to ask questions of Bain Capital Credit. The information received and considered by the Board was both written and oral.

Throughout the process, the Board asked questions of and requested additional information from management. The Board was assisted by counsel for the Trust and the Independent Trustees were also separately assisted by independent legal counsel throughout the process. The Independent Trustees also received a memorandum from their independent legal counsel discussing the legal standards for their consideration of the proposed Bain Capital Credit Subadvisory Agreement and discussed the approval of the Agreement in private sessions with their independent legal counsel at which no representatives of management were present.

In approving the Bain Capital Credit Subadvisory Agreement, the Board, including the Independent Trustees, considered a variety of factors, including those discussed below. The Board also considered other factors (including conditions and trends prevailing generally in the economy, the securities markets and the industry) and did not treat any single factor as determinative, and each Trustee may have attributed different weights to different factors.

Approval of Bain Capital Credit Subadvisory Agreement

In making its determination with respect to approval of the Bain Capital Credit Subadvisory Agreement, the Board reviewed (i) information relating to Bain Capital Credit’s business; (ii) the historical performance of the Fund under the management of WAMCO, which included comparative performance information of the Fund and the Fund’s previous benchmark index and the performance of a comparable composite managed by Bain Capital Credit; (iii) the subadvisory fee for the Fund; and (iv) information relating to the nature and scope of any material relationships and their significance to the Fund’s Advisor and the Subadvisor. The Board also considered that the subadvisory fee rates for the Fund under the Bain Capital Credit Subadvisory Agreement: (i) are lower or equal to the rates under the WAMCO Subadvisory Agreement depending on the Fund’s level of assets; (ii) are paid by the Advisor not the Fund; (iii) are a product of arms-length negotiation between the Advisor and Bain Capital Credit; and (iv) are reasonable. In addition, approval of the Bain Capital Credit Subadvisory Agreement will not result in any increase in the advisory fees for the Fund and an amendment to the Fund’s advisory agreement will have the effect of reducing the Fund’s the advisory fees at all asset levels.

Nature, extent, and quality of services. With respect to the services to be provided to the Fund by Bain Capital Credit, the Board received information provided to the Board by Bain Capital Credit, which included an in-person presentation from Bain Capital Credit regarding its firm and proposed investment strategy for the Fund. The Board considered Bain Capital Credit’s current level of staffing and its overall resources. The Board reviewed Bain Capital Credit’s history and investment experience, as well as information regarding the qualifications, background, and responsibilities of Bain Capital Credit’s investment and compliance personnel who will provide services to the Fund. The Board also considered, among other things, Bain Capital Credit’s compliance program and any disciplinary history. The Board also considered Bain Capital Credit’s risk assessment and monitoring processes. The Board reviewed Bain Capital Credit’s regulatory history, including whether it was currently involved in any regulatory actions or investigations as well as material litigation, and any settlements and mitigating actions undertaken, as appropriate. The Board noted that the Advisor would conduct regular periodic reviews of Bain Capital Credit and its operations in regard to the Fund, including regarding investment processes and organizational and staffing matters. The Board also noted that the Trust’s Chief Compliance Officer and his staff would conduct regular, periodic compliance reviews with Bain Capital Credit and present reports to the Independent Trustees regarding the same, which includes evaluating the regulatory compliance systems of Bain Capital Credit and procedures reasonably designed by it to assure compliance with the federal securities laws. The Board also took into account the financial condition of Bain Capital Credit.

The Board considered Bain Capital Credit’s investment process and philosophy. The Board took into account that Bain Capital Credit’s responsibilities will include the development and maintenance of an investment program for the Fund that is consistent with the Fund’s investment objective, the selection of investment securities and the placement of orders for the purchase and sale of such securities, as well as the implementation of compliance controls related to performance of these services. The Board also received information with respect to Bain Capital Credit’s brokerage policies and practices, including with respect to best execution and soft dollars.

Subadvisor compensation. In considering the cost of services to be provided by Bain Capital Credit and the profitability to Bain Capital Credit of its relationship with the Fund, the Board noted that the fees under the Bain Capital Credit Subadvisory Agreement are paid by the Advisor and not the Fund. The Board also noted that there will be no increase in the advisory fees paid by the Fund as a consequence of the execution of the Bain Capital Credit Subadvisory Agreement and that a proposed amendment to the Fund’s advisory agreement will have the effect of reducing the Fund’s the advisory fees at all asset levels. The Board noted that the subadvisory fees under the Bain Capital Credit Subadvisory Agreement would be lower than or equal to the fees under the WAMCO Subadvisory Agreement depending on the Fund’s level of assets.

The Board also relied on the ability of the Advisor to negotiate the Bain Capital Credit Subadvisory Agreement with Bain Capital Credit, which is not affiliated with the Advisor, and the fees thereunder at arm’s length.

As a result, the costs of the services to be provided and the profits to be realized by Bain Capital Credit from its relationship with the Trust were not a material factor in the Board’s consideration of the Bain Capital Credit Subadvisory Agreement.

The Board also received information and took into account any other potential conflicts of interest the Advisor might have in connection with the Bain Capital Credit Subadvisory Agreement.

In addition, the Board considered other potential indirect benefits that Bain Capital Credit and its affiliates may receive from Bain Capital Credit’s relationship with the Fund, such as the opportunity to provide advisory services to additional funds in the John Hancock fund complex and reputational benefits.

Subadvisory fees. The Board considered that the Fund pays an advisory fee to the Advisor and that, in turn, the Advisor pays a subadvisory fee to Bain Capital Credit. The Board also considered that the subadvisory fee to be paid to Bain Capital Credit for managing the Fund is lower or equal to the fee previously paid to WAMCO at all asset levels. The Board also took into account that the Fund’s advisory fee was also being amended and would result in advisory fee rates that are lower than the current advisory fee rates. The Board also considered, as available, the Fund’s subadvisory fees as compared to comparable investment companies.

Subadvisor performance. As noted above, the Board considered the Fund’s performance as compared to the Fund’s benchmark index under the management of WAMCO and noted that the Board reviews information about the Fund’s performance results at its regularly scheduled meetings. The Board noted the Advisor’s expertise and resources in monitoring the performance, investment style, and risk-adjusted performance of Bain Capital Credit. The Board also noted Bain Capital Credit’s long-term performance record for similar accounts.

The Board’s decision to approve the Bain Capital Credit Subadvisory Agreement was based on a number of determinations, such as information relating to Bain Capital Credit’s business, including the historical performance of the Fund under the management of WAMCO, which included comparative performance information of the Fund and a composite managed by Bain Capital Credit; Bain Capital Credit has extensive experience and demonstrated skills as a manager; and that the subadvisory fee rates for the Fund under the Bain Capital Credit Subadvisory Agreement: (i) are lower than or equal to the rates under the WAMCO Subadvisory Agreement at all asset levels; (ii) are reasonable in relation to the level and quality of services to be provided under the Bain Capital Credit Subadvisory Agreement; (iii) are paid by the Advisor not the Fund; (iv) have breakpoints that are reflected as breakpoints in the advisory fees for the Fund in order to permit shareholders to benefit from economies of scale if the Fund grows; and (v) are a product of arms-length negotiation between the Advisor and Bain Capital Credit. In addition, the Board considered that approval of the Bain Capital Subadvisory Agreement will not result in any increase in the advisory fees for the Fund and the advisory fees will be lower for the Fund at all asset levels.

Additional Information About BCSF Advisors, LP

BCSF Advisors, LP, a Delaware limited partnership, is a subsidiary of Bain Capital Credit, LP, a Delaware limited partnership. The principal offices of BCSF Advisors, LP are located at 200 Clarendon Street, Boston, Massachusetts 02116. Jonathan DeSimone1, Andrew Carlino, and Kim Harris are jointly and primarily responsible for the day-to-day management of the Fund’s portfolio.

During the last fiscal year, the Fund did not pay commissions to any affiliated broker of the Fund.

Management of BCSF Advisors, LP. BCSF Advisors, LP has entered into a resource sharing agreement with Bain Capital Credit, LP, pursuant to which, BCSF Advisors, LP has access to certain resources and personnel of Bain Capital Credit, LP. The names and principal occupations of the principal executive officers and managing partners of BCSF Advisors, LP are listed below. The business address of each such person is 200 Clarendon Street, Boston, Massachusetts 02116.

1Jonathan DeSimone will be retiring in the second quarter of 2019 as a portfolio manager of the Fund. At that time, Andrew Carlino and Kim Harris will continue as portfolio managers of the Fund and will be jointly and primarily responsible for the day-to-day management of the Fund's portfolio.

Name	Principal Occupation
Andrew Scott Viens	Executive Vice President of Operations
Christopher Michael Linneman	Managing Director
James Fullerton Kellogg	Managing Director

Name	Principal Occupation
Jeffrey Brooks Hawkins	Managing Director and Chief Operating Officer
Jeffrey Michael Robinson	Managing Director
Jonathan Mark DeSimone	Managing Director and Portfolio Manager
Jonathan Scott Lavine	Managing Director and Chief Investment Officer
Michael Alexander Ewald	Managing Director
Michael Bennett Treisman	General Counsel
Sally Dee Fassler Dornaus	Managing Director and Chief Financial Officer
Scott Franklin Weisman	Managing Director and Global Chief Compliance Officer
Timothy Madison Barns	Managing Director
Viva Ann Hyatt	Managing Director

Similar Investment Companies Managed by BCSF Advisors, LP. BCSF Advisors, LP does not, and as of August 29, 2018 did not, act as advisor or subadvisor to registered investment companies or series thereof having investment objectives and policies similar to those of the Fund.

Comparison of WAMCO Subadvisory Agreement and Bain Capital Credit Subadvisory Agreement

The terms of the Bain Capital Credit Subadvisory Agreement and the WAMCO Subadvisory Agreement are substantially similar and are described generally below. For convenience, and except when noting differences between the agreements, the agreements are collectively referred to as the “subadvisory agreement,” and Bain Capital Credit and WAMCO generally are collectively referred to as the “subadvisor.”

Duties of the Subadvisor. Subject to the supervision of the Board and the Advisor, the subadvisor manages the investment and reinvestment of the assets of the Fund and formulates a continuous investment program for the Fund consistent with its investment objective and policies, as described in the then current registration statement of JHF II. The subadvisor implements such program by purchases and sales of securities and regularly reports thereon to the Board and the Advisor. At its expense, the subadvisor furnishes all necessary facilities, including salaries of personnel required for it to execute its duties faithfully. The subadvisor also furnishes administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the efficient conduct of the investment affairs of the Fund (excluding determination of net asset value and shareholder accounting services). In addition, the subadvisor maintains all accounts, books and records with respect to actions by the subadvisor on behalf of the Fund as are required to be maintained by an investment advisor to a registered investment company under the 1940 Act, the Advisers Act, and the rules thereunder.

The subadvisor selects brokers and dealers to effect all transactions, places all necessary orders with brokers, dealers, or issuers and negotiates brokerage commissions, if applicable. The subadvisor is directed at all times to seek to execute brokerage transactions for the Fund in accordance with such policies or practices as may be established by the Trustees and described in the Trust’s registration statement, as amended. The subadvisor may pay a broker-dealer that provides research and brokerage services a higher spread or commission for a particular transaction than otherwise might have been charged by another broker-dealer, if the subadvisor determines that the higher spread or commission is reasonable in relation to the value of the brokerage and research services that such broker-dealer provides, viewed in terms of either the particular transaction or the subadvisor's overall responsibilities with respect to accounts managed by the subadvisor. The subadvisor may use for the benefit of its other clients, or make available to companies affiliated with the subadvisor or its directors for the benefit of its clients, any such brokerage and research services that the subadvisor obtains from brokers or dealers, as described above.

Term. The Bain Capital Credit Subadvisory Agreement was approved by the Trustees and the Independent Trustees at the in-person Board meeting held on June 19-21, 2018 for an initial two-year term. The WAMCO Subadvisory Agreement was initially approved by the Trustees and the Independent Trustees at an in-person Board meeting held on December 15–17, 2014 for an initial two-year term, and its continuance was most recently approved by the Trustees and the Independent Trustees at an in-person Board meeting held on June 19-21, 2018, in order to allow adequate time for the transition to Bain Capital Credit. Each subadvisory agreement continues in effect after its initial term only if such continuance is specifically approved at least annually either: (a) by the Trustees; or (b) by the vote of a “majority of the outstanding voting securities” of the Fund (as defined by the 1940 Act). In either event, such continuance must also be approved by the vote of a majority of the Independent Trustees cast in person at a meeting called for the purpose of voting on such approval.

The WAMCO Subadvisory Agreement terminated after the close of business on August 29, 2018.

Any required shareholder approval of any continuance of the subadvisory agreement is effective with respect to the Fund if a majority of the outstanding voting securities of the Fund votes to approve such continuance.

The subadvisory agreement provides that if the outstanding voting securities of the Fund fail to approve any continuance of the subadvisory agreement, the subadvisor will continue to act as subadvisor with respect to the Fund pending the required approval of the subadvisory agreement or its continuance, of a new contract with the subadvisor or another subadvisor, or other definitive action, provided that the compensation received by the subadvisor is in compliance with the 1940 Act and the rules and regulations thereunder.

Termination. The subadvisory agreement provides that it may be terminated at any time, without the payment of any penalty, by the Trustees, by the vote of a majority of the outstanding voting securities of the Trust, or with respect to the Fund, by the vote of a majority of the outstanding voting securities of the Fund, on sixty days’ written notice to the Advisor and the subadvisor, or by the Advisor or subadvisor on sixty days’ written notice to the Trust and the other party. The subadvisory agreement will terminate automatically, without the payment of any penalty, in the event of its assignment (as defined in the 1940 Act) or in the event the Advisory Agreement between the Advisor and the Trust terminates for any reason.

Amendments. The subadvisory agreement may be amended by the parties to the agreement provided the amendment is approved by the vote of a majority of the Trustees and a majority of the Independent Trustees cast in person at a meeting called for the purpose of voting on such approval. Any required shareholder approval of any amendment will be effective with respect to the Fund if a majority of the outstanding voting securities of the Fund votes to approve the amendment. The WAMCO Subadvisory Agreement also clarified that such shareholder approval shall be sufficient, even if the amendment may not have been approved by a majority of the outstanding voting securities of: (a) any other fund affected by the amendment; or (b) all of the funds of JHF II.

As described above, pursuant to the Order and with respect to subadvisors that are not affiliates of JHF II or the Advisor, the Advisor is permitted to appoint a new unaffiliated subadvisor for the Fund or change the terms of a subadvisory agreement (including subadvisory fees) without obtaining shareholder approval. JHF II, therefore, is able to engage non-affiliated subadvisors from time to time without the expense and delays associated with holding a meeting of shareholders.

Liability of Subadvisor. The subadvisory agreement provides that neither the subadvisor nor any of its directors, officers, or employees shall be liable to the Advisor or the Trust for any loss suffered by the Advisor or the Trust resulting from its acts or omissions as subadvisor to the Fund, except for losses resulting from willful misfeasance, bad faith, or gross negligence in the performance of, or from reckless disregard of, the duties of the subadvisor or any of its directors, officers, or employees.

Consultation with Subadvisors to the Fund. Consistent with Rule 17a-10 under the 1940 Act, the subadvisory agreement prohibits the subadvisor from consulting with the following entities concerning transactions for a fund in securities or other assets: (a) other subadvisors to the Fund; (b) other subadvisors to another fund in the Trust; and (c) other subadvisors to funds under common control with the Fund.

Confidentiality of JHF II Portfolio Holdings. The subadvisory agreement provides that the subadvisor is required to treat Fund portfolio holdings as confidential information in accordance with the Trust’s “Policy Regarding Disclosure of Portfolio Holdings,” as such policy may be amended from time to time, and to prohibit its employees from trading on any such confidential information.

Compliance Policies. Pursuant to the subadvisory agreement, the subadvisor agrees to provide the Advisor with its written policies and procedures (“Compliance Policies”) as required by Rule 206(4)-7 under the Advisers Act. Throughout the term of the subadvisory agreement, the subadvisor will provide the Advisor with information relating to various compliance matters including material changes in the Compliance Policies and information and access to personnel and resources that the Advisor may reasonably request to enable JHF II to comply with Rule 38a-1 under the 1940 Act.